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                                                                      Exhibit 5

            [SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP LETTERHEAD]




                                            November 22, 1994





Lewis Galoob Toys, Inc.
500 Forbes Boulevard
South San Francisco, California  94080

Dear Sirs:

        Lewis Galoob Toys, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") which relates to 250,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which are being offered pursuant to the Company's Amended and Restated 1984 Employee Stock Option Plan (the "Plan") and the related Preferred Stock Purchase Rights (the "Rights") to be issued in connection with the issuance of the Shares pursuant to the Rights Agreement, dated January 17, 1990, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). This opinion is an exhibit to the Registration Statement.

        We have acted as counsel to the Company in connection with the proposed offer and sale of the Shares and related Rights as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We note further that Martin Nussbaum, a member of this firm, has been a director of the Company since 1985 and is the beneficial owner of 7,473 shares of common stock, par value $.01 per share, of the Company ("Common Stock") (and disclaims beneficial ownership of 22,527 shares of Common Stock issuable upon exercise of a warrant issued to this firm by the Company in connection with Mr. Nussbaum's services as Chairman of the Executive Committee of the Board of Directors).

        We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Certificate of Incorporation, its By-Laws as presently in effect,
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Lewis Galoob Toys, Inc.
November 23, 1994
Page 2




minutes and other instruments evidencing actions taken by its directors and stockholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

        We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of the State of Delaware, our opinion is based solely upon our reading of the General Corporation Law of the State of Delaware as reported by Prentice-Hall Legal and Financial Services.

        Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

        1. The Company is duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 50,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.

        2. The Shares to be issued upon the exercise of options issued pursuant to the Plan have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

        3.  The Rights to be issued in connection with the
            issuance of the Shares pursuant to the Rights
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Lewis Galoob Toys, Inc.
November 23, 1994
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            Agreement have been duly authorized, and (subject to the
            effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued in accordance with the terms of the Rights Plan, will be legally and validly issued.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                       Very truly yours,


                                       SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                       -----------------------------------------
                                       SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

SFH&G:CIW:DSR:AMF